DEED OF AMENDMENT AND RESTATEMENT
OF SHAREHOLDER AGREEMENT

RAYONIER CANTERBURY LLC
WAIMARIE FORESTS PTY LIMITED
MATARIKI FORESTRY GROUP
MATARIKI FORESTS
PHAUNOS TIMBER FUND LIMITED

Simpson Grierson

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DEED dated         31 March, 2016
PARTIES

A.	RAYONIER CANTERBURY LLC, a limited liability company incorporated in Delaware having its registered office at 225 Water Street, Suite 1400, Jacksonville, FL 32202 (RCL);

B.	WAIMARIE FORESTS PTY LIMITED a limited liability company incorporated in Australia having its registered office at cl- Grant Thornton, Level 17, 383 Kent Street, Sydney NSW 2000, Australia (WFL);

C.	MATARIKI FORESTRY GROUP, AN UNLIMITED LIABILITY COMPANY INCORPORATED IN NEW ZEALAND HAVING ITS REGISTERED OFFICE AT LEVEL 5, 32 - 34 MAHUHU CRESCENT, AUCKLAND 1010, NEW ZEALAND (MFG);

D.	MATARIKI FORESTS, AN UNLIMITED LIABILITY COMPANY INCORPORATED IN NEW ZEALAND HAVING ITS REGISTERED OFFICE AT LEVEL 5, 32 - 34 MAHUHU CRESCENT, AUCKLAND 1010, NEW ZEALAND (MF); and

E.	PHAUNOS TIMBER FUND LIMITED a limited liability company incorporated in Guernsey having its registered office at Arnold House, St Julian's Avenue, St Peter Port, Guernsey GY1 3NF (Phaunos).

INTRODUCTION
The parties wish to amend the Shareholder Agreement in relation to Matariki Forestry Group and Matariki Forests (originally entered into on 15 July 2005, amended and restated on each of 29 September 2005, 24 April 2006, 10 January 2008, 19 February 2010, 22 April 2014 and 8 December 2015) (Shareholder Agreement) on the terms set out in this deed.
COVENANTS

1.	Amendment and Restatement: With effect from the date of this deed:

(a)	the Shareholders Agreement is amended and restated in the form set out in the schedule to this deed (Amended Form); and

(b)	references in the Shareholders Agreement to 'this agreement' shall be references to the Shareholders Agreement as amended and restated by this deed.

2.
Counterparts: This deed may be executed in any number of counterparts (including facsimile copies) and provided that every party has executed a counterpart, the counterparts together shall constitute a binding and enforceable deed.

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3.	Further assurance: Each party shall make all applications, execute all documents and do all acts and things necessary to implement and to carry out its obligations under this deed.

4.	Amendment: No amendment to this deed will be effective unless it is in writing and signed by each party.

5.	Assignment: No party will assign or otherwise transfer any of its rights or obligations under this deed to any other person.

6.	Governing law: This deed is governed by and is to be construed in accordance with New Zealand law.

SIGNED by RAYONIER CANTERBURY LLC by:

/s/ P.S. Nicholls
Signature of the officer

Paul Nicholls
Name of officer

Signature of the officer

Name of officer
SIGNED BY WAIMARIE FORESTS PTY LIMITED BY:

Signature of the director

Name of director

Signature of the director

Name of director

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SIGNED by MATARIKI FORESTRY GROUP by:

/s/ P.S. Nicholls
Signature of the director

Paul Nicholls
Name of director

/s/ Philip Cory-Wright
Signature of the director

Philip Cory-Wright
Name of director
SIGNED by MATARIKI FORESTS by:

/s/ P.S. Nicholls
Signature of the director

Paul Nicholls
Name of director

/s/ Philip Cory-Wright
Signature of the director

Philip Cory-Wright
Name of director
SIGNED by PHAUNOS TIMBER FUND LIMITED by:

Signature of the director

Name of director

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Signature of the director

Name of director

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DEED OF AMENDMENT AND RESTATEMENT
OF SHAREHOLDER AGREEMENT

RAYONIER CANTERBURY LLC
WAIMARIE FORESTS PTY LIMITED
MATARIKI FORESTRY GROUP
MATARIKI FORESTS
PHAUNOS TIMBER FUND LIMITED

Simpson Grierson

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5.	Assignment: No party will assign or otherwise transfer any of its rights or obligations under this deed to any other person.
6.    Governing law: This deed is governed by and is to be construed in accordance with New Zealand law.

SIGNED by RAYONIER CANTERBURY LLC by:

Signature of the officer

Name of officer

Signature of the officer

Name of officer
SIGNED BY WAIMARIE FORESTS PTY LIMITED BY:

/s/ Richard Nettleton
Signature of the director

Richard Nettleton
Name of director

Signature of the director

Name of director
SIGNED by MATARIKI FORESTRY GROUP by:

Signature of the director

Name of director

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Signature of the director

Name of director

SIGNED by MATARIKI FORESTS by:

Signature of the director

Name of director

Signature of the director

Name of director

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DEED OF AMENDMENT AND RESTATEMENT
OF SHAREHOLDER AGREEMENT

RAYONIER CANTERBURY LLC
WAIMARIE FORESTS PTY LIMITED
MATARIKI FORESTRY GROUP
MATARIKI FORESTS
PHAUNOS TIMBER FUND LIMITED

Simpson Grierson

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5.	Assignment: No party will assign or otherwise transfer any of its rights or obligations under this deed to any other person.

6.	Governing law: This deed is governed by and is to be construed in accordance with New Zealand law.

SIGNED by RAYONIER CANTERBURY LLC by:

/s/ David L. Nunes
Signature of the officer

David L. Nunes
Name of officer

Signature of the officer

Name of officer

SIGNED BY WAIMARIE FORESTS PTY LIMITED BY:

Signature of the director

Name of director

Signature of the director

Name of director

SIGNED by MATARIKI FORESTRY GROUP by:

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Signature of the director

Name of director

Signature of the director

Name of director

SIGNED by MATARIKI FORESTS by:

Signature of the director

Name of director

Signature of the director

Name of director

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SCHEDULE
AMENDED FORM OF SHAREHOLDERS AGREEMENT

SCHEDULES

SCHEDULE ONE SHAREHOLDER DETAILS
SCHEDULE TWO GOVERNANCE OF MFG AND ITS SUBSIDIARIES
SCHEDULE THREE ADDRESS DETAILS OF THE PARTIES

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This AGREEMENT was originally entered into on 15 July 2005, amended and restated on each of 29 September 2005, 24 April 2006, 10 January 2008, 19 February 2010, 22 April
2014 and 8 December 2015.

PARTIES

1.	RAYONIER CANTERBURY LLC, a limited liability company incorporated in Delaware having its registered office at 225 Water Street, Suite 1400, Jacksonville, FL 32202 (RCL);

2.	WAIMARIE FORESTS PTY LIMITED, a limited liability company incorporated in Australia having its registered address at cl- Grant Thornton, Level 17, 383 Kent Street, Sydney NSW 2000, Australia (WFL);

3.	MATARIKI FORESTRY GROUP, an unlimited liability company incorporated in New Zealand having its registered office at Level 5, 32-34 Mahuhu Crescent, Auckland, New Zealand (MFG);

4.	MATARIKI FORESTS, an unlimited liability company incorporated in New Zealand having its registered office at Level 5, 32-34 Mahuhu Crescent, Auckland, New Zealand (MF); and

5.	PHAUNOS TIMBER FUND LIMITED a limited liability company incorporated in Guernsey having its registered office at LEGIS, 11 New Street, Saint Peter Port, Guernsey GY1 2BT (Phaunos).

BACKGROUND

A.
RCL and WFL are the shareholders of MFG. MFG is the holding company for the Matariki forestry group of companies. MF, a wholly owned subsidiary of MFG, holds the assets comprising the Matariki forest estate (Matariki Estate). Rayonier Inc has invested in MFG through RCL, its wholly owned subsidiary. Phaunos has invested in MFG through its wholly owned subsidiary, WFL.

B.	The parties wish to enter into this shareholder agreement to record their respective rights and obligations in relation to MFG and MF.

THIS AGREEMENT RECORDS THAT:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions: In this agreement, unless the context indicates otherwise:

Acceptance Notice has the meaning given to that term in clause 3.5;

Acquisition Notice has the meaning given to that term in clause 3.4;

Acquisition Price has the meaning given to that term in clause 3.4;

Appointing Party has the meaning given to that term in clause 1.1 of Schedule 2;

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Business Day means any day (other than a Saturday) when banks in Auckland, New Zealand are open for the transaction of normal business;

Board has the meaning given to that term in clause 1.1 of Schedule 2;
Class means a class of MFG Shares having attached to them identical rights, privileges, limitations and conditions;

Companies Act means the Companies Act 1993 (New Zealand);

Company means MFG, MF or any other subsidiary of MFG, as the case may be;

Constitution means the constitution of the Company from time to time;

Consultant means Rayonier TRS Holdings Inc. in its capacity as consultant to MFG under a Consultancy Agreement dated on or about the date of this deed, or any other consultant MFG may appoint from time to time in connection with managing the Matariki Estate;

Debt Commitment means, in relation to RCL or Phaunos, that party's Commitment under, and as defined in, the Investor Loan Facility;

Defaulting MFG Shareholder has the meaning set out in clause 8.1;

Direct Subsidiary has the meaning given to it in clause 1.1 of Schedule 2;

Disclosing Party has the meaning given to that term in clause 12.5;

Dispute Notice has the meaning given to that term in clause 9.3(a);

Event of Default has the meaning given to that term in clause 8.2;

Expert has the meaning given to that term in clause 9.3(a);

Independent Valuer has the meaning given to that term in clause 11.1;

Investor Loan Facility means the investor loan facility agreement relating to an investor loan made to MF originally dated 29 September 2005, as amended and restated on 19 February 2010, amended on 3 February 2011, amended on 25 April 2013 and amended on or about the date of this deed;

Matariki Estate has the meaning given to that term in the background to this agreement.

MF Constitution means the constitution of MF, as amended from time to time;

MF Share means any ordinary share in MF;

MFG Board means the board of directors of MFG for the time being;

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MFG Constitution means the constitution of MFG, as amended from time to time;

MFG Fair Value in relation to the Shares held by an MFG Shareholder means the Relevant Proportion of the value of the net assets of the Matariki forestry group of companies as determined in accordance with clause 11;

MFG Ordinary Shares means the ordinary shares in the capital of MFG on issue from time to time;

MFG Redeemable Share means any redeemable share in MFG of whatever Class, the terms of which have been agreed by the parties;

MFG Share means any share in MFG, of whatever Class;

MFG Shareholder means the holder of MFG Shares from time to time;

MFG Shareholder Sister Company means, in relation to an MFG Shareholder, an entity that is:

(a) wholly owned (directly or indirectly) by the same holding company as that MFG Shareholder;

(b) a wholly owned subsidiary of that MFG Shareholder; or

(c) owned by the same parties that own that MFG Shareholder;

MFT has the meaning given to that term in clause 1.1 of Schedule 2;

New Equity Securities has the meaning given to that term in clause 4.3;

Non-selling Shareholder has the meaning given to that term in clause 3.3;

Non-defaulting MFG Shareholder has the meaning given to that term in clause 8.2;

Non-Disclosing Parties has the meaning given to that term in clause 12.5;

Phaunos Dissolution means the Phaunos shareholders voting at the Phaunos 2016 annual general meeting to wind up operations of Phaunos and to procure an orderly realisation of its assets (or any resolution of substantially the same effect);

Relevant Proportion means the percentage proportion of the total interest that each of RCL and WFL hold (directly or indirectly) in MFG from time to time as set out in part A of schedule one (updated from time to time in accordance with clause 5.5);

Sale Interest has the meaning given to that term in clause 3.3;

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Sale Notice has the meaning given to that term in clause 3.3;

Share means an MFG Ordinary Share or an MFG Redeemable Share, as the case may be;

Shareholder has the meaning given to that term in clause 1.1 of Schedule 2;

Selling Shareholder has the meaning given to that term in clause 3.3.

Stapled Proportion has the meaning given to that term in clause 4.1; and

Transferring MFG Shareholder has the meaning given to that term in clause 3.9.

1.2	Interpretation: In this agreement, unless the context indicates otherwise, a reference to:

(a) a subsidiary or holding company or related company shall be construed in accordance with sections 2(3) and 5 of the Companies Act;

(b) the singular includes the plural and vice versa;

(c) a statutory provision includes a reference to:

(i) the statutory provision as modified or re-enacted or both from time to time (whether before or after the date of this agreement); and

(ii) any subordinate legislation made under the statutory provision (whether before or after the date of this agreement);

(d) persons includes a reference to any body corporate, unincorporated association or partnership;

(e) a person includes a reference to that the person's legal personal representatives or successors;

(f) a clause or schedule, unless the context otherwise requires, is a reference to a clause or schedule to this agreement;

(g) $ is to New Zealand dollars, unless otherwise specified.

1.3	Schedules: The schedules form part of this agreement and shall have the same force and effect as if set out in the body of this agreement, and references to this agreement include the schedules.

1.4	Headings: The headings in this agreement shall not affect the interpretation of this agreement.

2.	GOVERNANCE

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2.1	MFG governance: MFG shall be governed in accordance with the provisions set out in schedule two, and otherwise in accordance with the MFG Constitution.

3.	DEALING IN SHARES IN MFG

3.1	Grant of security, etc: No MFG Shareholder shall, except with the prior written consent of the other MFG Shareholder, such consent not to be unreasonably withheld or delayed:

(a) pledge, mortgage, charge or otherwise encumber any Share or any interest in any Share;

(b) grant an option over any Share, or any interest in any Share; or

(c) enter into any agreement in respect of the votes attached to any Share.

3.2	Pre-emptive rights: Subject to clauses 3.8 to 3.9, Shares may only be transferred in accordance with clauses 3.3 to 3.7.

3.3
Sale notice: In order for any MFG Shareholder (Selling Shareholder) to sell, transfer or otherwise dispose of the legal or beneficial ownership of, or the control of, any of its Shares, the Selling Shareholder shall first give notice (Sale Notice) to MFG and the other MFG Shareholder (Non-selling Shareholder) specifying the total number of Shares it wishes to sell, and the corresponding proportion of its MFG Ordinary Shares and/or MFG Redeemable Shares and Debt Commitment (which, in the case of WFL, shall be the corresponding proportion of Phaunos' Debt Commitment) that it is required to transfer with the relevant Shares pursuant to clause 5.2 and 5.3 (Sale Interest). The minimum number of Shares that may be specified in a Sale Notice must be at least 20% of the Shares (unless the Selling Shareholder holds fewer than 20% of the Shares, in which case the number of Shares that must be specified in a Sale Notice is the total number of Shares held by the Selling Shareholder).

3.4
Acquisition Notice: The Non-selling Shareholder may, not later than 20 Business Days after the date of the Sale Notice give irrevocable notice to the Selling Shareholder (Acquisition Notice) offering to acquire the Sale Interest and specifying the cash price being offered for the Sale Interest (Acquisition Price).

3.5
Acceptance of Acquisition Notice: The Selling Shareholder may, not later than 20 Business Days after the date of the Acquisition Notice, give irrevocable notice to the Non-selling Shareholder (Acceptance Notice) accepting the offer contained in the Acquisition Notice in which case the Selling Shareholder will be bound to sell, and the Non-selling Shareholder will be bound to acquire, the Sale Interest at the Acquisition Price and, unless the Selling Shareholder and the Non selling Shareholder agree otherwise, on the terms and conditions set out below:

(a)    the sale shall be conditional on the parties obtaining all necessary consents and approvals to the sale and purchase of the Sale Interest. If the sale is conditional as contemplated in this paragraph (a), the Selling Shareholder and the Non-selling Shareholder shall use their reasonable endeavours, with all due speed and diligence, to obtain all necessary consents;

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(b)    the sale shall be settled on the date 1O Business Days after the date of the Acceptance Notice, or if the sale is conditional as contemplated by clause (a), 10 Business Days after the last of the relevant consents is obtained;

(c)    the Selling Shareholder shall transfer to the Non-selling Shareholder good title to the Sale Interest free of any charge or encumbrance (other than any charge or encumbrance to which the Non-selling Shareholder gives its prior approval in writing);

(d)    on settlement of the purchase of the Sale Interest, the Non-selling Shareholder shall pay the purchase price to the Selling Shareholder in cleared funds, and the Selling Shareholder shall deliver to the Non Selling Shareholder a transfer of the Sale Interest, in a form reasonably acceptable to the both parties;

(e) the parties shall take all necessary steps to procure the MFG Board to cause the Non-Selling Shareholder to be registered as holder of the Sale Interest; and

(f)    if the Sale interest comprises all of the Selling Shareholder's interest in MFG, the Selling Shareholder will, upon settlement of the purchase of the Sale Interest, procure the removal of any Director appointed by it.

3.6	Options to sell: If:

(a) the Non-selling Shareholder does not give an Acquisition Notice by the deadline set out in clause 3.4;

(b) the Selling Shareholder does not give an Acceptance Notice by the deadline set out in clause 3.5; or

(c) any conditions referred to in clause 3.5(a) are not satisfied within 6 months, or if any statutory consents or approvals are required, 9 months, of the date of the Acceptance Notice,

the Selling Shareholder may sell the Sale Interest to any other person provided that, unless the Non-selling Shareholder consents in writing:

(d) the entire Sale Interest must be sold to that person;

(e) the consideration for the sale (which the Non-selling Shareholder shall be entitled to have independently verified and, if non-cash, valued) must be no less than the Acquisition Price;

(f)    the sale must be on the terms and conditions which are not more advantageous to the purchaser than those offered to the Non-selling Shareholder, provided that the terms and conditions shall not be construed as being more advantageous solely because those terms contain arm's length warranties and other arm's length purchaser protections usual for a transaction of the nature contemplated; and

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(g)    the sale must be completed within 6 months of the date of the Sale Notice (unless clause 3.6(c) is relevant in which case the sale must be completed within 12 months of the date referred to in that clause).

3.7
Assistance: MFG and the Non-selling Shareholder shall (and MFG shall procure that the Consultant will), at the cost of the Selling Shareholder, provide such assistance as may be reasonably required by the Selling Shareholder for the purposes of enabling the Selling Shareholder to solicit offers for the Sale Interest, including allowing prospective purchasers to undertake due diligence.

3.8
Clause to apply again: If the Selling Shareholder proposes to sell, transfer, or otherwise dispose of the Sale Interest outside the period referred to in clause 3.6(g), then clauses 3.3 to 3.7 will again apply, with any necessary modifications.

3.9
Transfer to related companies: Nothing in clause 3.2 shall prevent any MFG Shareholder (Transferring MFG Shareholder) transferring all or some of its Shares to a holding company or an MFG Shareholder Sister Company, and the provisions of clauses 3.3 to 3.7 shall not apply to such transfer, provided where the transferee ceases to be a holding company or an MFG Shareholder Sister Company of the Transferring MFG Shareholder, the transferee shall, and the Transferring MFG Shareholder shall procure that, the transferee forthwith transfers back to the Transferring MFG Shareholder (or another holding company or MFG Shareholder Sister Company of the Transferring MFG Shareholder) all Shares that it holds.

4.	ISSUE OF SHARES IN MFG

4.1	Stapled Proportions: The MFG Board must ensure that:

(a) RCL holds an equal proportion of MFG Ordinary Shares, MFG Redeemable Shares and Debt Commitment (if any); and

(b) WFL holds an equal proportion of MFG Ordinary Shares and MFG Redeemable Shares, and Phaunos holds a proportion of Debt Commitment (if any) equal to WFL's Relevant Proportion,

being, in each case, the Stapled Proportion.

4.2	Classes of shares: The MFG Board may issue different Classes of shares in accordance with the provisions of this agreement. Without limiting the Classes which the MFG Board may issue:

(a)    each Class of shares is deemed to constitute a separate Class but, except as expressly provided in this agreement, all the MFG Ordinary Shares have the same rights and privileges and are subject to the same restrictions; and

(b) any share may be issued upon the basis that it:

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(i) confers preferential rights to distributions of capital or income (or no rights to such distributions); or

(ii) confers special, limited or conditional voting rights; or

(iii) does not confer voting rights; or

(iv) is redeemable in accordance with section 68 of the Companies Act.

4.3
MFG Board may issue shares and other securities: The MFG Board may, subject to the terms of this agreement, only issue shares, securities that are convertible into or exchangeable for shares, or options to acquire shares (together referred to in this clause as New Equity Securities) in accordance with the following provisions:

(a)    subject to any special rights or restrictions attaching to any existing shares, all New Equity Securities must be offered to all MFG Shareholders in proportion to each MFG Shareholder's Stapled Proportion;

(b) subject to sub-clause (c) below, the offer must be made by written notice to each MFG Shareholder stating:

(i) the number of New Equity Securities to which that MFG Shareholder is entitled;

(ii)   the Class or Classes of which the New Equity Securities will form part, and in the case of securities convertible into, or exchangeable for, shares, the Class of which those shares will upon issue form part;

(iii) the consideration for which the New Equity Securities will be issued and the terms on which they will be issued;

(iv) the time (not being less than 10 days nor more than 28 days) within which the offer, if not accepted, will be deemed to be declined;

(v)   that any MFG Shareholder who wishes to acquire New Equity Securities in excess of that MFG Shareholder's entitlement must, when accepting the offer, state the number of excess New Equity Securities which that MFG Shareholder wishes to acquire;

(vi) that any unclaimed New Equity Securities will be used for satisfying the requests for excess New Equity Securities, upon the basis that the New Equity Securities not claimed by any MFG Shareholder will be allocated first to the other MFG Shareholders who have requested excess New Equity Securities, in proportion to that MFG Shareholder's Stapled Proportion, provided that no MFG Shareholder shall be allocated more excess New Equity Securities than the number which that MFG Shareholder has requested;

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(vii)   that if, thereafter, any New Equity Securities remain unallocated, the MFG Board may offer them to any person whom the MFG Board is prepared to register as an MFG Shareholder provided that the consideration and terms of issue are no more advantageous to that person than those offered to the MFG Shareholders provided further that the terms on which New Equity Securities are offered to that person shall not be construed as being more advantageous solely because those terms contain arm's length warranties and other arm's length subscriber protections usual for a transaction of the nature contemplated; and

(viii) that each MFG Shareholder who accepts the offer of New Equity Securities must increase their holding of MFG Ordinary Shares, MFG Redeemable Shares and/or Debt Commitment (as may be the case) in order to maintain their Stapled Proportion, provided that where WFL accepts the offer of New Equity Securities, Phaunos shall be required to increase its Debt Commitment, equal to the Relevant Proportion held by WFL following the issue of New Equity Securities,

(c)    the New Equity Securities offered to each MFG Shareholder shall be of a Class or Classes already held by that MFG Shareholder. For these purposes, any excess New Equity Securities offered pursuant to clause 4.3(b)(vi) shall, on issue, be issued as MFG Shares of the Class or Classes already held by the relevant MFG Shareholder. New Equity Securities which are convertible or exchangeable into MFG Shares shall be convertible or exchangeable into MFG Shares of a Class or Classes already held by the relevant MFG Shareholder (unless those New Equity Securities are convertible or exchangeable into a new Class of MFG Shares);

(d)    notwithstanding the provisions of sub-clauses (a) and (b) and (c), but subject always to the provisions of schedule two of this agreement, the MFG Board may issue New Equity Securities to such persons and on such terms as it thinks fit; and

(e)    if any holders of securities in MFG other than MFG Shares are entitled by the terms of issue of those securities to participate in any issue of New Equity Securities, the provisions of this clause shall be appropriately modified to take account of such entitlement.

5.	FURTHER PROVISIONS REGARDING DEALING IN SHARES

5.1
Deed of accession: If an MFG Shareholder transfers the legal or beneficial ownership of any MFG Shares to any party (other than to a party who has already signed this agreement or a deed of accession), that MFG Shareholder shall procure that the relevant transferee validly executes a deed of accession in a form reasonably satisfactory to the other parties to this agreement, and delivers a copy of that deed of accession to each party to this agreement. If the proposed transfer is of less than the MFG Shareholder's entire interest in MFG, the parties will negotiate in good faith such amendments to this agreement as are necessary and desirable to reflect an increase in the number of shareholders.

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5.2
Stapling of interest under Investor Loan Facility:  Subject to any variation of the terms below in the Investor Loan Facility, no MFG Shareholder shall transfer all or any of its MFG Shares without transferring a corresponding proportion of its Debt Commitment, or where WFL is the transferring MFG Shareholder, procuring transfer of a corresponding proportion of Phaunos' Debt Commitment in accordance with clause 10.6 of the Investor Loan Facility.

5.3
Stapling of MFG Ordinary Shares with MFG Redeemable Shares: No MFG Shareholder shall transfer legal or beneficial ownership to all or any of its MFG Ordinary Shares without transferring a corresponding proportion of its MFG Redeemable Shares and vice versa.

5.4
Registration of transfers: The MFG Shareholders shall procure that the MFG Board does not register a transfer of MFG Ordinary Shares or MFG Redeemable Shares unless such transfer has been carried out in accordance with clauses 3.2 to 3.9, clauses 5.1, 5.2 and 5.3 and the requirements of the Companies Act and the MFG Constitution.

5.5
Board to procure amendment to schedule one: As soon as is practicable after the registration of a transfer of MFG Shares pursuant to clause 5.4 or any other alteration of the MFG share capital, the MFG Board shall procure an amendment to schedule one reflecting the consequential changes to the identities and shareholdings of the shareholders referred to in that schedule. Upon delivery of that amended schedule to all parties, that amended schedule shall be deemed to be a variation to this agreement.

5.6
Investment management agreements: For the avoidance of doubt, nothing in this agreement shall be construed to preclude an MFG Shareholder entering into an investment management agreement in relation to its investment in the Matariki group of companies with any investment manager as permitted by this agreement.

5.7
Liability of transferring shareholders: Except to the extent required by law, each MFG Shareholder which transfers its entire holding of MFG Shares to another party, in accordance with the terms of this agreement, shall be deemed released by all other parties hereto from all liability under this agreement from the date of that transfer (except in relation to any prior breach of this agreement by the transferor) and shall no longer be a party to this agreement.

6.	WARRANTIES

6.1	Warranties of each party: Each party to this agreement warrants to each other party as follows:

(a) it is not aware of any circumstance which might reasonably be expected materially and adversely to affect its entry into this agreement;

(b) it has the legal right and power to enter into this agreement and to consummate the transactions contemplated under this agreement on and subject to the terms and conditions of this agreement;

(c)    the execution, delivery and performance of this agreement by it has been duly and validly authorised and this agreement is a valid and binding agreement of it enforceable in accordance with its terms;

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(d)    this agreement will not conflict with, or result in a breach of, the terms, conditions or provisions of its constitutional documents or any instrument or agreement to which it is a party or by which it may be bound, or which constitutes (with or without the passage of time, the giving of notice, or both) a default under any such instrument or agreement, or results in the acceleration of any indebtedness or the imposition of any penalty or charge; and

(e) no further authorisation, consent or approval of any person is required as a condition to the validity of this agreement or to give effect to the transactions contemplated under this agreement.

7.	COMPLIANCE WITH THIS AGREEMENT AND THE CONSTITUTION

7.1	MFG Shareholders: Each MFG Shareholder undertakes to the other MFG Shareholder that it shall:

(a)    take all practicable steps including, without limitation, the exercise of votes it directly or indirectly controls at meetings of the MFG Board and MFG Shareholder meetings of MFG to ensure that the terms of this agreement are complied with and to procure that the MFG Board and MFG complies with its obligations and that it shall do all such other acts and things as may be necessary or desirable to implement this agreement; and

(b)    comply fully and promptly with the provisions of the MFG Constitution so that each and every provision of the MFG Constitution (subject to clause 10.1) shall be enforceable by the MFG Shareholders as between themselves in whatever capacity.

8.	DEFAULT IN RELATION TO MFG

8.1	Definition: An Event of Default occurs in respect of an MFG Shareholder (Defaulting MFG Shareholder) if, other than as a consequence of a Phaunos Dissolution:

(a)    that MFG Shareholder commits any material breach of or fails to observe any of the material obligations under this agreement and (where such breach or failure is capable of remedy) does not remedy that breach or failure within 20 Business Days of receiving written notice from the Non Defaulting MFG Shareholder specifying the breach or failure and requiring the remedy of the breach or failure;

(b) that MFG Shareholder ceases or threatens to cease to carry on all or substantially all of its business or operations;

(c) an order is made, or a resolution is passed, for the dissolution of that MFG Shareholder;

(d)    an encumbrancer takes possession or a liquidator, provisional liquidator, trustee, receiver, receiver and manager, inspector appointed under any companies or securities legislation, or similar official, is appointed in respect of that MFG Shareholder;

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(e)    any step is taken to appoint or with a view to appointing a statutory manager (including the making of any recommendation in that regard by the Securities Commission) under the Corporations (Investigation and Management) Act 1989 in respect of that MFG Shareholder, or it is declared at risk pursuant to that Act;

(f)    a distress, attachment or other execution is levied or enforced upon or commenced against any of the material assets of that MFG Shareholder and is not discharged or stayed within 10 Business Days;

(g)    that MFG Shareholder is unable to pay its debts when due, or is deemed unable to pay its debts under any law, or enters into dealings with any of its creditors with a view to avoiding or in expectation of insolvency, or makes a general assignment or an arrangement or composition with or for the benefit of any of its creditors, or stops or threatens to stop payments generally; or

(h)    anything analogous, or having a substantially similar effect, to anything referred to in paragraphs (b) to (g) inclusive occurs in relation to that MFG Shareholder under the laws of a jurisdiction other than New Zealand

8.2	Event of Default: If an Event of Default occurs:

(a) the Defaulting MFG Shareholder will be deemed to have given the other MFG Shareholder (Non-defaulting MFG Shareholder) a Sale Notice under clause 3.3 in respect of its entire interest in MFG;

(b) if the Non-defaulting MFG Shareholder gives the Defaulting MFG Shareholder an Acquisition Notice under clause 3.4:

(i) within 20 Business Days of the Non-defaulting MFG Shareholder becoming aware of the Event of the Default; or

(ii) if the Event of Default is continuing, while the Event of Default is continuing,

(whichever is the later) and the Acquisition Price specified in that Acquisition Notice is no less than MFG Fair Value less 15%, the Defaulting MFG Shareholder will be deemed to have given an Acceptance Notice under clause 3.5;

(c) the voting rights of the Defaulting MFG Shareholder will be deemed to have been suspended.

8.3
Other remedies: Clause 8.2 is without prejudice to any other right, power or remedy under this agreement, at law, or otherwise, that any MFG Shareholder has inrespect of a default by any other MFG Shareholder.

9.	PHAUNOS DISSOLUTION

9.1
Phaunos Dissolution: If a Phaunos Dissolution occurs, WFL must use its reasonable endeavours to sell its entire interest in MFG to a third party. For the avoidance of doubt, clauses 3.2 to 3.8 will apply to any sale under this clause 9.

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9.2
Partition plan: If a sale is not completed within 2 years of the Phaunos Dissolution occurring, WFL and RCL must, within 60 Business Days from the end of the 2 year period, agree on the terms and conditions of a partition plan or an alternative solution.

9.3	Failure to agree partition plan:

(a)    If the Defaulting MFG Shareholder and the Non-Defaulting MFG Shareholder fail to come to an agreement as contemplated in clause 9.2, either may give written notice to the other and to MFG (Dispute Notice) referring the matter for determination by a single person who is suitably qualified and experienced expert (Expert). If the parties are unable to agree on the person to be appointed as Expert within 5 Business Days after delivery of the Dispute Notice, the Expert will be nominated by the President for the time being of the New Zealand Law Society;

(b) The Expert will be appointed to determine a fair and equitable division of the estate between the MFG Shareholders meeting the following criteria:

(i) the proportionate value of the net assets each MFG Shareholder is allocated must approximate, insofar as practicable, that MFG Shareholder's Relevant Proportion;

(ii) the determination may require an MFG Shareholder to make a cash payment to the other to ensure that, when the cash payment is taken into account, the criterion in paragraph (i) is met;

(iii)   the determination must require that RCL be allocated all of the Shares (the intention being that the assets of MFG which are to be allocated to WFL will be transferred to WFL or its nominee, and the Shares which WFL holds in MFG will be transferred to RCL or its nominee); and

(iv) the value of the net assets of the Matariki forestry group of companies, and the value of the net assets allocated to each MFG Shareholder, will be determined in accordance with clause 11;and

(a) In determining the matter:

(i) the Expert will be deemed to be acting as an expert, not as a mediator or an arbitrator;

(ii) nothing in this clause will constitute a submission to arbitration under the Arbitration Act 1996;

(iii) each party must give the Expert any information and assistance, and will ensure that its duly authorised representatives meet with the Expert, as the Expert may reasonably require in order to expedite the resolution of the Dispute;

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(iv)       the parties will be jointly and severally liable to the Expert for all costs incurred by the Expert, but the Expert may allocate, as between the parties, the responsibility for payment of those costs and that allocation will be binding on the parties; and

(v) any determination of the Expert will, in the absence of obvious error or fraud on the part of the Expert, be final and binding on the parties.

10.	LIQUIDATION

10.1
Procedure on liquidation: If pursuant to any provision of this agreement MFG is required to be liquidated, the MFG Shareholders shall without delay take all necessary steps to ensure that a special resolution of shareholders of MFG is passed appointing as liquidator of MFG a person agreed by the MFG Shareholders, or failing agreement, chosen on the application of any MFG Shareholder by the president for the time being of Chartered Accountants Australia and New Zealand or his or her nominee.

11.	DETERMINING NET ASSET VALUE

11.1	Net Asset Value: In determining the net asset value of the Matariki forestry group of companies under this agreement, the following provisions will apply:

(a)    the value of the land and forestry assets shall be determined by reference to the most recent forestry valuation and land valuation carried out by the independent forestry valuer and the independent land valuer appointed to Matariki (Independent Valuer) in relation to the Matariki forestry group of companies, unless an MFG Shareholder or the Expert requires that the forestry valuation and land valuation be updated, in which case:

(i) the parties will ensure that the Independent Valuer will prepare, at the cost of MFG, an updated forestry valuation and land valuation as soon as reasonably practicable;

(ii) the value of the land and forestry assets shall be determined by reference to the updated forestry valuation and land valuation provided by the Independent Valuer;

(iii)   the MFG Shareholders shall promptly and openly make available to the Independent Valuer all information in their possession or under their control relating to MFG to enable the Independent Valuer to proceed with the preparation of the updated forestry valuation and land valuation;

(iv)     the parties shall adhere to such adjustments to the time frames set out in clause 8 or 9 (as the case may be) as may be appropriate to reflect the time taken to prepare the updated forestry valuation and land valuation;

(v) the determination of the Independent Valuer will, in the absence of obvious error or fraud on the part of the Independent Valuer, be final and binding; and

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(b) the other assets and liabilities will be valued at fair market value, consistent with MFG's IFRS financial statements.

12	GENERAL

12.1
Conflicting provIsIons: If there is any conflict or inconsistency between the provisions of this agreement and the MFG Constitution or the MF Constitution, as the case may be, this agreement shall prevail.

12.2	Termination: This agreement may be terminated upon the written agreement of all parties.

12.3
Payments free and clear:  All amounts payable by one party to another pursuant to this agreement shall be paid free and clear of and, except to the extent required by law, without any deduction or withholding on account of any tax. If any party is required by law to make any deduction or withholding from any amount it is required to pay pursuant to this agreement, then that party shall increase the relevant payment to ensure that the recipient receives a net amount equal to the amount it would have received had no such deduction or withholding been made.

12.4
Confidentiality: Each party shall at all times keep confidential, treat as privileged, and not directly or indirectly make any disclosure or use, or allow any disclosure or use to be made, of any provision of this agreement or of any information relating to any provision, or the subject matter, of this agreement, or any information directly or indirectly obtained from another party under or in connection with this agreement, except to the extent:

(a) required by law;

(b) to satisfy the reporting requirements of any related company or other member of its group;

(c) necessary to satisfy the requirements of any applicable stock exchange;

(d) necessary to obtain the benefit of, or to carry out obligations under, this agreement;

(e) that the infom1ation is or becomes available in the public domain without breach by a party of its confidentiality obligations under this clause or at law;

(f)    that disclosure is made to a subsidiary of the relevant party, or to a director, officer, employee, adviser or financier of the party or a subsidiary of the party, and that person has been infom1ed of the party's confidentiality obligations under this agreement; or

(g) that disclosure is made to a proposed third party purchaser of MFG Shares or the Matariki Estate, which has entered into an appropriate confidentiality agreement to the satisfaction of MFG.

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12.5
Announcements: If a party (Disclosing Party) is required by law or by the rules of any applicable stock exchange or regulatory authority to make any announcement or disclosure relating to any matter the subject of this Agreement, prior to making such announcement or disclosure, to the extent permitted by such law or rules, the Disclosing Party shall give the other parties (Non Disclosing Parties) at least 5 Business Days' notice and shall consult with the Non Disclosing Parties regarding the form and content of the announcement or disclosure.

12.6	Liability: For the avoidance of doubt, the liability of each party to this agreement to any other party is limited (save as required by law) to the extent expressly provided for in this agreement.

12.7
Variation: No variation of this agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto, except that the MFG Shareholders may, if both of the MFG Shareholders agree, amend the provisions of schedule two, provided that such amendment does not impose an obligation on any party save for MFG, an MFG Shareholder or the MFG Board. If schedule two is amended pursuant to this clause, the amendment shall be deemed effective upon MFG delivering the amended schedule to all parties to this agreement.

12.8
No waiver: The failure to exercise or delay in exercising a right or remedy under this agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

12.9	Rights and remedies cumulative: The rights and remedies contained in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

12.10	Assignment: No party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this agreement, except as expressly permitted herein.

12.11
Full agreement: This agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter of this agreement and constitutes the entire agreement between the parties with respect to the subject matter of this agreement, superseding all prior oral or written understandings.

12.12
Further assurances: The parties shall each execute and deliver such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this agreement.

12.13
Counterparts: This agreement may be executed in any number of counterparts each of which when executed and delivered (including by way of facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

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12.14
Notices: Each notice, agreement and other communication (each a communication) to be given, delivered or made under this agreement is to be in writing but may be sent by personal delivery, post (by airmail if to another country), facsimile or email. Each communication is to be sent to the address of the relevant party set out below or to any other address from time to time designated for that purpose by at least five working days' prior notice to the other parties. The initial address details of the parties are set out in schedule three.

12.15	Service: A communication under this agreement will only be effective:

(a) in the case of personal delivery, when delivered;

(b) if posted locally or delivered to a document exchange, 3 Business Days in the place of receipt, after posting or delivery;

(c) if posted or delivered overseas, 10 Business Days in the place of receipt, after posting by airmail;

(d)    if made by facsimile, upon production of a transmission report by the machine from which the facsimile was sent which indicates that the correct number of pages was sent to the facsimile number of the recipient designated for the purpose of this agreement; or

(e) if made by email, upon the recipient acknowledging receipt (whether by way of an automated message or otherwise),

provided that any communication received or deemed received after 5pm or on a day which is not a Business Day in the place to which it is delivered, posted or sent shall be deemed not to have been received until the next Business Day in that place.

12.16
Governing law: This agreement shall be governed by and construed and interpreted in accordance with the laws of New Zealand and each party submits to the exclusive jurisdiction of the courts of New Zealand. Each party irrevocably waives any objection which it might at any time have to the courts of New Zealand being nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that the courts of New Zealand are not a convenient or appropriate forum.

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SCHEDULE ONE
SHAREHOLDER DETAILS 1

PART A

MFG

MFG Shareholders	Percentage of MFG Shares

RCL (for MFG Shares and MFG Redeemable Shares)	76.99%

WFL (for MFG Shares and MFG Redeemable Shares)	23.01%

PARTB

MF

MF Shareholder	Percentage MF Shares
MFG	100%

' Note this schedule is to be updated in accordance with clause 5.5.

SCHEDULE TWO

GOVERNANCE OF MFG AND ITS SUBSIDIARIES

1.	INTERPRETATION

1.1	Definitions: For the purpose of this schedule:

Appointing Party means the party that appointed a director:

(a) in relation to a Director, the party that appointed that Director in accordance with clause 2.1(a) of this schedule; and

(b) in relation to an Alternate Director, the party that appointed that Alternate Director in accordance with clause 2.1(b) of this schedule;

Board means the board of directors of MFG, MF, MFT or any other Direct Subsidiary of MFG or MF, as the case may be;

Company means MFG, MF, MFT or any other Direct or indirect Subsidiary of MFG of MF, as the case may be;

Constitution means the constitution of the Company from time to time;

Direct Subsidiary means a subsidiary within the meaning of section 5(1)(a) of the Companies Act.

Director means a director of MFG, MF, MFT or any other subsidiary of MFG or MF, as the case may be;

MFT means Matariki Forests Trading Limited, a wholly owned subsidiary of MF;

Shares means an ordinary share in MFG or any other subsidiary of MFG, as the case may be; and

Shareholder means a shareholder of MFG, MF or any other subsidiary of MFG, as the case may be.

2.	COMPOSITION AND PROCEEDINGS OF THE BOARD

2.1	Number of directors: The directors of the Company shall be appointed as follows:

(a) each MFG Shareholder will have the power to appoint two directors; and

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(b) each MFG Shareholder may from time to time appoint by ordinary resolution, or by notice in writing to the Company, any person not already a director to act as an alternate director

2.2	Board resolutions: Except as provided in this agreement, resolutions of the Board shall be deemed to be passed if approved by a majority of the votes of Directors voting thereon.

2.3	Quorum: A quorum of any meeting of the Board must include at least one Director appointed by each MFG Shareholder.

2.4
Adjournment: If within 30 minutes after the time appointed for a meeting of the Board a quorum is not present the meeting is adjourned for 14 days to the same time and place unless otherwise agreed by all Directors. At least seven days' notice of the adjourned meeting must be given, and the notice must include a statement that it is given pursuant to this clause. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting the Director or Directors present are a quorum.

2.5
Directors' voting rights: At a meeting of the Board, the Directors appointed by an MFG Shareholder (including their alternates) shall together be entitled to exercise a percentage of the votes which may be cast at that meeting equal to the percentage of the Shares held by the MFG Shareholder who appointed them.

2.6
Interested Directors: Except as provided in this agreement including in clause 4.1 below, a Director who is Interested (as defined in the Companies Act) in a transaction entered into or to be entered into by the Company may vote on any matter related to the transaction, and shall be included in the quorum of Directors considering the transaction.

2.7
Regularity of Board Meetings: Meetings of the Directors shall be held at regular intervals as shall be determined by the Board but not less frequently than half yearly, but subject to this clause 2.7 the Board may from time to time determine the schedule of such meetings.

2.8	Telephone or video meetings: Meetings of the Board may be held with one or more Directors participating by telephone or video conference.

2.9
Responsibility for management: The Board shall be responsible for the overall guidance and direction of the Company. When exercising powers or performing duties, each Director may act in what the director believes is in the best interests of his/her appointing Shareholder, even though it may not be in the best interests of the Company.

2.10
Indemnity on removal of Director: Any MFG Shareholder removing a director shall be responsible for and agrees with the Company and the other MFG Shareholder to indemnify the other Shareholder and the Company against all losses, liabilities and costs which the other Shareholder or the Company may incur arising out of, or in connection with, any claim by the director for wrongful or unfair dismissal or redundancy or other compensation arising out of the director's removal or loss of office.

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2.11
Matters requiring supermajority consent: Subject to clause 2.12 and 2.13 of this schedule) any decision relating to any of the following matters of the Company shall require the consent of a supermajority of the Board, being 80% of the votes to be cast by the Board:

(a)    the issue by the Company of any debenture or loan stock (whether secured or unsecured) or the creation of any mortgage, security interest, charge, lien, encumbrance or other third party right over any of the Company's assets or the giving by the Company of any guarantee or indemnity to or becoming surety for any third party;

(b)    any change in the capital structure of the Company, issue, buyback, cancellation, division, subdivision or consolidation of Shares, the redemption of any MFG Redeemable Shares, the change to the rights attaching to such Shares or MFG Redeemable Shares, the creation of any options to subscribe for or acquire Shares or the creation of any new Class of Shares;

(c) any change to the distribution policy set out in the agreement or any other distribution of the Company's assets;

(d) pursuit or settlement by the Company of any litigation with a potential value in excess of $5 million;

(e)    approval or amendment of annual operating plans or budgets or any activity outside the scope of the annual operating plan or budget of the Company (and, for the avoidance of any doubt, the "management plan" and the "budget" referred to in the Management Agreement, dated on or about the date of this agreement, shall be included for the purposes of this clause);

(f) any change in the nature of the Company's business;

(g) the making of any loan by the Company or the creation, amendment to, renewal or extension of any borrowings by the Company (other than normal trade credit);

(h) the acquisition or construction or lease of items of tangible or intangible property other than in accordance with the approved annual operating plans or budgets;

(i) any transaction by the Company with any Shareholder or with any related company of a Shareholder;

(j)    the assignment, sale or other disposal in any 12 month period of any asset or related group of assets (other than stumpage and logs) of the Company having a net book value in aggregate of $5,000,000 or more, other than in accordance with the approved annual operating plans or budgets;

(k) any change in the accounting policies or the Company's auditors, bankers, accounting reference date or bank mandates;

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(l) the granting or entering into any licence, agreement or arrangement concerning any part of the name of the Company or any of its intellectual property rights;

(m) the making, granting or allowing of any claim, disclaimer, surrender, election or consent for taxation purposes;

(n) appointing any committee of the board or delegating any of the powers of the board to any committee;

(o) entry into any contract other than on arms-length terms;

(p) any change in the external forest certification for Matariki Forests (being the Forestry Stewardship Council); and

(q) any change to the independent forestry valuer appointed to Matariki from the current valuer (being lndufor Asia Pacific Limited).

2.12
Proceedings if Company is in financial distress: If an "Event of Default" or "Event of Review" (however defined) occurs under any debt facility agreement, for which the indebtedness owed ranks in priority to the debt owed under the Investor Loan Facility, the Board shall be entitled to resolve, by a supermajority of the Board, being 80% of the votes to be cast by the Board, to raise equity (on a pro rata basis) amongst existing Shareholders and Classes of shares already on issue, and/or to incur further debt on behalf of the Company.

2.13
Shareholder approval: The following matters (which for the avoidance of doubt exclude any issue of securities) must be approved by the Shareholder(s) following approval by a supermajority of the Board, being 80% of the votes to be cast by the Board:

(a) the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 20% of the value of the Company's assets before the acquisition; or

(b) the disposition of, or an agreement to dispose of, whether contingent or not, assets the value of which is more than 20% of the value of the Company's assets before the disposition; or

(c)    a transaction that has or is likely to have the effect of the Company acquiring rights or interests or incurring obligations or liabilities, including contingent liabilities, the value of which is more than 20% of the value of the Company's assets before the transaction; or

(d) any alteration to, or revocation of, the constitution; or

(e) any arrangement for any joint venture or partnership; or

(f) the merger, amalgamation, liquidation or winding up of the Company; or

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(g) any acquisition by the Company of any part of the issued share capital or of the assets and undertaking of another company or entity; or

(h) an application for quotation of any shares or other securities of the Company on any securities exchange.

2.14	D&O Insurance: The MFG Shareholders will procure that MFG will effect insurance for the directors of the Company, in respect of:

(a) liability, not being criminal liability, for any act or omission by him or her in such capacity;

(b) costs incurred by him or her in defending or settling any claim or proceeding relating to any such liability; or

(c)    costs incurred by him or her in defending any criminal proceedings that have been brought against the director in relation to any act or omission in his or her capacity as a director and in which he or she is acquitted.

3.	DISTRIBUTIONS

3.1
Profits to be distributed: The full amount of the Company's net cash profits available for distribution (within the meaning of section 2 of the Companies Act) in respect of each financial year during the term of this agreement after the provision of working capital and making such transfers to reserves and provisions as in the opinion of the Board ought reasonably to be made, shall be distributed by the Company to the Shareholders by way of distributions on not less than an annual basis, or as and when the Board determines fit (unless the parties agree otherwise).

4.	ENFORCEMENT OF COMPANY'S RIGHTS

4.1
Actions against Shareholders: Any right of action which the Company may have in respect of breach or alleged breach of any agreement between the Company and a Shareholder or related company of a Shareholder shall be prosecuted by the Directors of the Company appointed by the Appointing Party representing the Shareholder which is not, or whose related company is not, responsible for the breach. Those Directors shall have full authority on behalf of the Company to negotiate, litigate and settle any claim arising out of the breach or exercise any right of termination arising out of the breach and the Shareholders shall take all steps within their power to give effect to the provisions of this clause.

5.	RECORDS AND FINANCIAL INFORMATION

5.1	Financial year: Each financial year of the Company shall end on 31 December unless otherwise determined by the Board.

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5.2
Books and records: The Board shall procure the Company to maintain accurate and complete books, records, accounts, statements and documents of the operation business and financial affairs of the Company, all of which shall be available to the Board for the purpose of inspection and making copies and taking extracts.

5.3
Financial statements: The Shareholders shall procure that the Board will prepare and deliver to each of the Shareholders financial statements in respect of the Company consisting of a balance sheet, statement of cash flows and statement of profit and loss, together with such other statements as are advisable, prepared in accordance with international financial reporting standards, as follows:

(a)    unaudited monthly financial statements (which shall include a detailed balance sheet, a detailed statements of profit and loss, and cashflow statements, with comparison to budget and forecast) shall be prepared and delivered to each of the Shareholders within 15 days after the end of each month; and

(b)    audited annual financial statements, accompanied by the report of the auditors thereon, shall be prepared and delivered to each of the Shareholders within three months after the end of each financial year of the Company, provided that all or any of the above requirements may, to the extent permitted by applicable law, be waived by unanimous resolution of the Board.

5.4
Additional financial information: The Shareholders shall procure that the Company will prepare and deliver to each of the Shareholders such further or other reports and statements concerning the operation, business and financial affairs of the Company as the Board may from time to time consider necessary or advisable, it being the intent of the Shareholders that each of them shall be kept fully and regularly informed regarding the Company.

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SCHEDULE THREE
ADDRESS DETAILS OF THE PARTIES

RAYONIER CANTERBURY LLC
Physical Address:	225 Water Street Suite 1400 Jacksonville, FL 32202 USA
Attention:	David Nunes
Email:	david.nunes@rayonier.com

WAIMARIE FORESTS PTY LIMITED
Physical Address:	c/- Grant Thornton Level 17, 383 Kent Street Sydney, NSW 2000 Australia
Attention:	L Corder
Email:	lcorder@grantthornton.com.au
With a copy to:	Theo de Jager Floor 4, 24 Old Bond Street London W1S4AW
Email:	theodejager@staffordcp.com

PHAUNOS TIMBER FUND LIMITED
Physical Address:	LEGIS Orangefield 11 New Street, Saint Peter Port, Guernsey GY1 2BT
Attention:	Lisa Garnham
With a copy to:	Theo de Jager Floor 4, 24 Old Bond Street London W1S4AW
Email:	theodejager@staffordcp.com

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